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                                       BYLAWS

                                         OF

                                      QN Corp.

                            (a Connecticut corporation)

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                                     ARTICLE I

                                    SHAREHOLDERS

      1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the Corporation shall set forth thereon the statements prescribed by Section 33-676 of the Connecticut Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any two of the following officers: the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or by any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

      2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the certificate of incorporation, these bylaws or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these bylaws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

      3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, to demand a special meeting, to vote or to take any other action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

      4. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder. The term "notice" as used herein shall mean notice as prescribed by Section 33-603 of the Business Corporation Act.
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      5. SHAREHOLDER MEETINGS.

            a. TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

            b. PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of Connecticut as the directors shall from time to time fix.

            c. CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, the President, the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

            d. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Act or the certificate of incorporation requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. The Corporation must give notice to shareholders not entitled to vote in any instance where such notice is required by the provisions of the Business Corporation Act. A shareholder may waive any notice required by the Business Corporation Act, the certificate of incorporation or the bylaws before or after the time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

            e. VOTING LIST FOR MEETING. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of subsection (c) of Section 33-946 of the Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

            f. CONDUCT OF MEETING. Meetings of shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

            g. PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy


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is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

            h. SHARES HELD BY NOMINEES. The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure.

            i. QUORUM. Unless the certificate of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

            j. VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the certificate of incorporation or the Business Corporation Act requires a greater number of affirmative votes.

      6. ACTION WITHOUT MEETING. Any action required or permitted by the provisions of the Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting and, except as otherwise required by the Business Corporation Act, without prior notice, by consent in writing, setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

      2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States or a resident of the State of Connecticut. The initial Board of Directors shall consist of one person, which shall be the number of directors until changed. The number of directors may be changed from time to time by the shareholders or by the Board of Directors. The number of directors shall never be less than one.

      3. TERMS AND VACANCIES. The term of the initial director of the Corporation expires at the first shareholders meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.


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      4. MEETINGS.

            a. TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

            b. PLACE. The Board of Directors may hold regular or special meetings in or out of the State of Connecticut at such place as shall be fixed by the Board.

            c. CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or a majority of the directors in office.

            d. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Written or oral notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act or by these bylaws before or after the date and time stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him of the meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

            e. QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting, by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

            f. CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or any director chosen by the Board.

      5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 33-742 of the Business Corporation Act.

      6. COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of members to it shall be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required by the certificate of incorporation or these bylaws to take action under the provisions of Sections 33752 of the Business Corporation Act. The provisions of Sections 33-748 to 33-752 inclusive of the Business Corporation Act, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these bylaws, each committee may exercise the authority of the Board of Directors under Section 33-735 of the Business Corporation Act except such authority as may not be delegated under the Business Corporation Act.

      7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under


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this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                   ARTICLE III

                                    OFFICERS

      The Corporation shall have a President, a Secretary and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation, except the office of President or Secretary.

      A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

      An officer with discretionary authority shall discharge his duties under that authority: (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner he reasonably believes to be in the best interests of the Corporation.

      The Board of Directors may remove any officer at any time with or without cause.

                                     ARTICLE IV

                            REGISTERED OFFICE AND AGENT

      The address of the initial registered office of the Corporation and the name of the initial registered agent of the Corporation are set forth in the original certificate of incorporation.

                                     ARTICLE V

                                   CORPORATE SEAL

      The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                     ARTICLE VI

                               LIABILITY OF DIRECTORS

      The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Business Corporation Act, as the same may be amended and supplemented.

                                    ARTICLE VII

                                  INDEMNIFICATION

      The Corporation shall, to the fullest extent permitted by the provisions of the Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs,


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executors and administrators of such a person.

                                    ARTICLE VIII

                                CONTROL OVER BYLAWS

      The Board of Directors may amend or repeal these bylaws, unless (a) the certificate of incorporation or the Business Corporation Act reserve this power exclusively to the shareholders in whole or in part; or the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. The shareholders may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the Board of Directors.


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